Exhibit 10.3

VIASPACE INC.
AMENDMENT TO SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

The following Section 8 (b) is changed to the following:

(b) Conversion Price. Subject to Section 8(c), the “Conversion Price” shall be equal to 50% of the Average Trading Price as reported by the principal trading exchange on which the Company’s Common Stock is traded for the twenty (20) trading days preceding the date of the Note.

IN WITNESS WHEREOF, Company has caused this Amendment to be issued as of the date first written above and Holder agrees to the terms and conditions of this Note.

VIASPACE INC.

By:/S/ CARL KUKKONEN
Name: Carl Kukkonen
Its: CEO

KEVIN SCHEWE

/S/ KEVIN SCHEWE